UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2026

Hydrofarm Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1510 Main Street
Shoemakersville, PA 19555

(Address of Principal Executive
Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On July 31, 2026 (the “Closing Date”), Hydrofarm Holdings Group, Inc., a Delaware corporation (the “Company”), through its wholly owned subsidiaries Aurora International, LLC, a Delaware limited liability company (the “Seller”) and Aurora Peat Products ULC, an Alberta unlimited liability corporation (“APP”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with 2817049 Alberta Ltd., an Alberta corporation (the “Buyer”). Pursuant to the terms of the Share Purchase Agreement, Seller sold to Buyer and Buyer purchased from Seller all the issued and outstanding shares of APP for $16 million, subject to adjustments set forth in the Share Purchase Agreement (the “Transaction”). The net proceeds from the Transaction will be applied to reduce outstanding debt under the Company's $125 million senior secured term loan (the “Term Loan”). The Share Purchase Agreement contains customary representations and warranties of the parties, covenants and indemnification provisions. The representations, warranties and covenants contained in the Share Purchase Agreement were made solely for the benefit of the parties to the Share Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

In connection with the Share Purchase Agreement, the Seller and Buyer entered into a secured promissory note on the Closing Date, pursuant to which the Buyer issued, in favor of the Seller, a promissory note in the principal amount of $5 million (the “Principal Amount”), representing a deferred portion of the purchase price payable to the Seller under the Share Purchase Agreement. The secured promissory note was assigned to the lenders of the Company's Term Loan.

In connection with the Share Purchase Agreement, Hydrofarm LLC and APP entered into a Supply Agreement on the Closing Date (the “Supply Agreement”), pursuant to which each of Hydrofarm LLC and APP will produce and supply certain goods for the other party, subject to the terms and conditions therein.

The foregoing description of the Share Purchase Agreement and the transactions contemplated thereby including the Transaction, does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On August 3, 2026, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information. The pro forma financial information required by Item 9.01(b) of Form 8-K is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1+	Share Purchase Agreement dated as of July 31, 2026 by and among Aurora International, LLC, Aurora Peat Products ULC, and 2817049 Alberta Ltd.
99.1	Press Release dated August 3, 2026.
99.2
Unaudited pro forma condensed consolidated financial information for Hydrofarm Holdings Group, Inc. as of and for the fiscal quarter ended March 31, 2026 and for the fiscal year ended December 31, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+    In accordance with Item 601(b)(10)(iv) of Regulation S-K, certain information (indicated by “[***]”) has been excluded from this exhibit because it is both not material and private or confidential. A copy of the omitted portion will be furnished to the Securities and Exchange Commission upon request. Additionally, certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: August 6, 2026	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer & Chairman of the Board of Directors
(Principal Executive Officer)